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                                                                     EXHIBIT 4.2

                       THE 2002 NEW-HIRE STOCK OPTION PLAN

                                       OF

                             GEN-PROBE INCORPORATED

            Gen-Probe Incorporated, a Delaware corporation, has adopted The 2002 New-Hire Stock Option Plan of Gen-Probe Incorporated (the "Plan"), effective November 11, 2002, for the benefit of its eligible newly hired Employees.

            The purposes of the Plan are as follows:

            (1) To provide an additional incentive for Employees (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

            (2) To enable the Company to obtain and retain the services of Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                   DEFINITIONS

            1.1. General. Whenever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

            1.2. Administrator. "Administrator" shall mean the Committee, except to the extent the Board has assumed the authority for administration of the Plan as provided in Section 7.2.

            1.3. Board. "Board" shall mean the Board of Directors of the Company.

            1.4. Change in Control. "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

                  (a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer for securities of the Company; or

                  (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members

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      (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

                  (c) a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or another entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding voting securities shall not constitute a Change in Control; or

                  (d) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            1.5. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            1.6. Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 7.1.

            1.7. Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share.

            1.8. Company. "Company" shall mean Gen-Probe Incorporated, a Delaware corporation.

            1.9. Director. "Director" shall mean a member of the Board, whether such Director is an Employee or a Non-Employee Director.

            1.10. DRO. "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

            1.11. Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

            1.12. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


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            1.13. Fair Market Value. "Fair Market Value" shall mean, as of any date, the value of the Common Stock determined as follows:

                  (a) If the Common Stock is listed on any established stock exchange or traded on The Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported by The Nasdaq Stock Market or such other source as the Board deems reliable.

                  (b) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

            1.14. Holder. "Holder" shall mean a person who has been granted an Option.

            1.15. Independent Director. "Independent Director" shall mean a member of the Board who is a "non-employee director" for purposes of Rule 16b-3 and who is "independent" within the meaning of NASD Rule 4200.

            1.16. Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            1.17. Officer. "Officer" shall mean a President, Secretary, Treasurer, Chairman of the Board, Vice President, Assistant Secretary or Assistant Treasurer of the Company, as such positions are described in the Company's Bylaws, any other person designated an "officer" of the Company by the Board of Directors in accordance with the Company's Bylaws or any person who is an "officer" within the meaning of Rule 16a-1(f) under the Exchange Act or NASD Rule 4350(i)(1)(A).

            1.18. Option. "Option" shall mean a Non-Qualified Stock Option granted under Article IV of the Plan.

            1.19. Option Agreement. "Option Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder, which shall contain such terms and conditions with respect to an Option, as the Administrator shall determine, consistent with the Plan.

            1.20. Plan. "Plan" shall mean The 2002 New-Hire Stock Option Plan of Gen-Probe Incorporated.

            1.21. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

            1.22. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.


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            1.23. Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            1.24. Substitute Option. "Substitute Option" shall mean an Option granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by another company or entity, in connection with a corporate or similar transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Option" be construed to refer to an option granted in connection with the cancellation and repricing of an Option.

            1.25. Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary or a parent corporation thereof (within the meaning of Section 422 of the Code), (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

                                   ARTICLE II.

                             SHARES SUBJECT TO PLAN

            2.1. Shares Subject to Plan. The shares of stock subject to Options shall be Common Stock, subject to Section 8.3 of the Plan. The aggregate number of such shares which may be issued upon exercise of such Options shall not exceed Two Hundred Thousand (200,000). The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

            2.2. Add-Back of Options. If any Option expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.


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                                  ARTICLE III.

                               GRANTING OF OPTIONS

            3.1. Option Agreement. Each Option shall be evidenced by an Option Agreement.

            3.2. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and the Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

            3.3. At-Will Employment. Nothing in the Plan or in any Option Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

                                   ARTICLE IV.

                        GRANTING OF OPTIONS TO EMPLOYEES

            4.1. Eligibility. Notwithstanding anything herein to the contrary, only newly hired Employees (including Employees who will become Officers or Directors of the Company) who have not previously been employed by the Company and with respect to whom Options are to be granted as an inducement material to such Employees' entering into employment with the Company shall be eligible to receive grants of Options under this Plan. All grants shall be made at the discretion of the Committee or a majority of the Company's Independent Directors, and no person shall be entitled to a grant of an Option as a matter of right.

            4.2. Granting of Options to Employees.

                  (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                        (i) Select from among the newly hired Employees such of
            them as in its opinion should be granted Options;

                        (ii) determine the number of shares of Common Stock
            to be subject to such Options granted to the selected Employees;

                        (iii) Determine the terms and conditions of such
            Options, consistent with the Plan.


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                  (b) Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate, and the Committee shall authorize one or more of the officers of the Company to prepare, execute and deliver the Option Agreement with respect to such Option.

            4.3. Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees in lieu of cash bonuses which would otherwise be payable to such Employees pursuant to such policies which may be adopted by the Administrator from time to time.

                                   ARTICLE V.

                                TERMS OF OPTIONS

            5.1. Option Price. The price per share of the shares of Common Stock subject to each Option granted to Employees shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

            5.2. Option Term. The term of an Option granted to an Employee shall be set by the Committee in its absolute discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted. The Committee may extend the term of any outstanding Option in connection with any Termination of Employment of the Holder, or amend any other term or condition of such Option relating to such a termination.

            5.3. Option Vesting

                  (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee vests in the Holder shall be set by the Committee, and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee vests and becomes exercisable.

                  (b) No portion of an Option granted to an Employee which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

            5.4. Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

                  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over


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                  (b) the aggregate exercise price thereof;

                      does not exceed the excess of:

                  (c) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

                  (d) the aggregate exercise price of such shares.

            5.5. Restrictions on Common Stock. The Administrator may, in its sole discretion, provide under the terms of an Option that shares of Common Stock purchased upon exercise of such Option shall be subject to repurchase from the Holder by the Company, or shall be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company and the Subsidiaries, Company performance and individual performance; provided, however, that, by action taken after the Common Stock is purchased upon exercise of the Option, the Administrator may, on such terms and conditions as it may determine to be appropriate, terminate the Company's repurchase right or remove any or all of the restrictions imposed by the terms of the Option Agreement. The Company's right to repurchase the Common Stock from the Holder then subject to the right shall provide that immediately upon a Termination of Employment and for such period as the Administrator shall determine, the Company shall have the right to purchase the Common Stock at a price per share equal to the price paid by the Holder for such Common Stock, or such other price as is determined by the Administrator; provided, however, that, in the event of a Change in Control, such right of repurchase shall terminate immediately prior to the effective date of such Change in Control. Shares of Common Stock purchased upon the exercise of an Option may not be sold, transferred or encumbered until any repurchase right and any and all restrictions are terminated or expire. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing such shares of Common Stock until the repurchase right and any and all of the restrictions imposed under the Option Agreement with respect to the shares evidenced by such certificate terminate, expire or shall have been removed. In order to enforce the restrictions imposed upon shares of Common Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Common Stock that are still subject to any repurchase right or restrictions under Option Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Common Stock as of the date of transfer of the Common Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.


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                                   ARTICLE VI.

                               EXERCISE OF OPTIONS

            6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

            6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

                  (a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

                  (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                  (c) In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

                  (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its sole and absolute discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale;


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      or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv).

            6.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                  (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

                  (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

            6.4. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

            6.5. Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares.

            6.6. Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.


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                                  ARTICLE VII.

                                 ADMINISTRATION

            7.1. Committee. The Committee shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), and the Compensation Committee (or other committee or subcommittee) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

            7.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Option Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Option Agreement provided that the rights or obligations of the Holder of the Option that is the subject of any such Option Agreement are not affected adversely. In its absolute discretion, the Board may at any time and from time to time assume any and all rights and duties of the Committee under the Plan; provided that grants of Options may be made only by the Committee or by a majority of the Company's Independent Directors.

            7.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

            7.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

            8.1. Not Transferable. No Option under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution


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or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

            During the lifetime of the Holder, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

            Notwithstanding the foregoing provisions of this Section 8.1, the Administrator, in its sole discretion, may determine to grant a Non-Qualified Stock Option which, by its terms as set forth in the applicable Option Agreement, may be transferred by the Holder, in writing and with prior written notice to the Administrator, to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (a) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (b) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (c) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to: (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (iii) evidence the transfer. For purposes of this Section, "Permitted Transferee" shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) owns more than fifty percent (50%) of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

            8.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Option theretofore granted or awarded, unless the Option itself


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otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

            8.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

                  (a) Subject to Section 8.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

                        (i) the number and kind of shares of Common Stock (or
            other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

                        (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

                        (iii) the exercise price with respect to any Option.

                  (b) Subject to Sections 8.3(d) and 8.4, in the event of any transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event (any such action applied to Employees and former Employees to be applied uniformly) and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                        (i)   to provide for either the cancellation of any such


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

            Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Holder's rights had such Option been currently exercisable or fully vested, or the replacement of such Option with other rights or property selected by the Administrator in its sole discretion;

                        (ii) to provide that the Option cannot vest or be
            exercised after such event;

                        (iii) to provide that such Option shall be exercisable
            as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Option;

                        (iv) to provide that such Option be assumed by the
            successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                        (v) to make adjustments in the number and type of shares
            of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future; and

                        (vi) to provide that, for a specified period of time
            prior to such event, the restrictions imposed under an Option Agreement upon some or all shares of Common Stock may be terminated and some or all shares of such Common Stock may cease to be subject to repurchase after such event.

                  (c) Subject to Sections 8.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Option, Option Agreement or certificate, as it may deem equitable and in the best interests of the Company.

                  (d) No adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent such adjustment or action would result in short-swing profits liability under
      Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

                  (e) The existence of the Plan, the Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its


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

      business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            8.4. Change in Control. Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Option shall, immediately prior to the effective date of the Change in Control, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

            8.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Option (or which may be repurchased from the Holder of such Option within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder's federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

            8.6. Forfeiture Provisions. Subject to the limitations of applicable law, pursuant to its general authority to determine the terms and conditions applicable to Options under the Plan, the Administrator shall have the right to provide, in the terms of Options made under the Plan, or to require a Holder to agree by separate written instrument, that if (a)(i) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (ii) the Holder incurs a Termination of Employment for cause, then (b) (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any exercise of the Option, or upon the receipt or resale of any Common Stock underlying the Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of the Option (whether or not vested) shall be forfeited.

            8.7. Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees of the Company or any

Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

            8.8. Compliance with Laws. The Plan, the granting and vesting of Options under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

            8.9. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of share of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

            8.10. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

            8.11. Investment Intent. The Company may require a Holder or other person purchasing shares of Common Stock, as a condition of exercising or acquiring Common Stock under any Option, to give written assurances satisfactory to the Company as to the Holder's or other person's knowledge and experience in financial and business matters and/or to employ a representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Holder or person is capable of evaluating, alone or together with the representative, the merits and risks of exercising the Option; and to give written assurances satisfactory to the Company stating that the person is acquiring the stock subject to the Option for such Holder or person's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the shares upon the exercise or acquisition of Common Stock under the applicable Option has been registered under a then currently effective registration statement under the Securities Act, or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

            8.12. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

            8.13. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

            8.14. Compliance with NASD Rules. The Plan has been designed to permit grants of Options to newly hired Employees without shareholder approval in accordance with the express exceptions to NASD Rule 4350(i) and shall be interpreted and administered in a manner consistent with such intent.

                                          * * *

            I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Gen-Probe Incorporated on November 11, 2002.

            Executed on this 11th day of November, 2002.


                                          /s/ R. William Bowen
                                          ------------------------------
                                          R. William Bowen
                                          Secretary


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